EXHIBIT 99.1

Laser Photonics Provides Corporate Update

Provides preliminary 2022 revenue and gross profit results

Announces Senior Management Changes

Orlando, FL March 30, 2023 – Laser Photonics Corporation (NASDAQ: LASE), (“LPC”), a leading global developer of CleanTech laser systems for laser cleaning and other materials applications, today announced several corporate updates.

Update on 2022 Results

Wayne Tupuola, CEO of Laser Photonics commented: “We are working diligently to complete our audit as quickly as possible. Over the past week, we have been reviewing the classification of certain expenses incurred during the fourth quarter related to our IPO. We will move forward with reporting our full results and filing our 10-K once the audit has been completed.”

Preliminary Results
	FY22	FY21
Revenue	$4.9	$4.2
Gross Profit	$3.5	$2.6

Changes in Senior Management

The Company also announced two changes to its senior management team to help take it to the next stage of growth. Peter Evans has joined LPC as acting president, effective immediately. In his role, he will build out the Company’s sales, business development, finance and accounting infrastructure to drive and support the LPC’s growth initiatives.

Tupuola commented: “I’d like to welcome Peter to the Laser Photonics team. Peter’s unique business management perspective comes from serving as CEO, President, Vice President and other senior roles in sales, marketing, operations, business planning and product development throughout his extensive career, focusing on high-tech, disruptive products serving many industries including automotive manufacturing, heavy duty, oil & gas, mining, construction and agriculture.”

“I’m excited to join Laser Photonics at this early stage in its growth,” said Evans. “The Company has a massive opportunity to disrupt the existing market for corrosion control. I intend to leverage my experience in many of its key target verticals to increase penetration of its technologies within these markets.”

Evans most recently was the president and CEO of Applied Process, which is an Aalberts Company. He was responsible for over 200 employees and oversaw 5 manufacturing sites throughout North America. Prior to that he was the President of Veritas USA Corporation/Head of NAFTA Sales. In addition, Peter worked for Preco Electronics where he held the title of global vice president of sales and marketing and was the vice president of NAFTA at Beneke Kaliko (Continental Automotive).

Peter holds both a master’s degree and bachelor’s degree from Central Michigan University. He has also been honored to attend some of the top Leadership programs in the U.S. and Globally including The Center for Creative Leadership, Duke University Fuqua School of Business Leadership Program and the Continental Executive Leadership Program.

Additionally, the Company announced Timothy Schick, chief financial officer, has entered into a separation agreement with the Company, including a severance package of cash and stock, effective March 27, 2023. The Company has initiated an active search for a CFO.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s plans, prospects, potential results and use of proceeds. These statements are based on current expectations as of the date of this press release and involve several risks and uncertainties, which may cause results and uses of proceeds to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, those described under the caption “Risk Factors” in the Registration Statement. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release except as required by applicable laws or regulations.

About Laser Photonics Corporation

Laser Photonics is a vertically-integrated manufacturer and R&D Center of Excellence for industrial laser technologies and systems. LPC seeks to disrupt the $46 billion, centuries old, sand and abrasives blasting markets, focusing on surface cleaning, rust removal, corrosion control, de-painting and other laser-based industrial applications. LPC’s new generation of leading-edge laser blasting technologies and equipment also addresses the numerous health, safety, environmental, and regulatory issues associated with the old methods. As a result, LPC has quickly gained a reputation as an industry leader for industrial laser systems with a brand that stands for quality, technology and product innovation. Currently, world-renowned and Fortune 1000 manufacturers in the aerospace, automotive, defense, energy, industrial, maritime, space exploration and shipbuilding industries are using LPC’s “unique-to-industry” systems. For more information, visit www.laserphotonics.com.

Investor and Public Relations Contact:

laser@haydenir.com

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